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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Reynolds and Reynolds Company on Form S-8, of our report dated November 16, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for software revenue recognition), appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1999.





DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Dayton, Ohio
February 9, 2000